Exhibit 10.2

Customer No.
Loan No.

RBC Centura	FIRST MODIFICATION OF COMMERCIAL
PROMISSORY NOTE

     THIS FIRST MODIFICATION OF COMMERCIAL PROMISSORY NOTE (“Modification”) is made as of November 15, 2004, by and among VERILINK CORPORATION, a Delaware corporation (“Verilink”) and LARSCOM INCORPORATED, a Delaware corporation (“Larscom”; Verilink and Larscom are collectively referred to herein as “Borrower”) and RBC CENTURA BANK (“Bank”).

W I T N E S S E T H:

     WHEREAS, Verilink executed that certain Commercial Promissory Note, dated April 8, 2004 (the “Note”) payable to Bank in the principal amount of $5,000,000.00;

     WHEREAS, in connection with the Note, Verilink entered into that certain Loan and Security Agreement, dated April 8, 2004 (the “Loan Agreement”), by and among Verilink, V-X Acquisition Company, XEL Communications, Inc. and Bank;

     WHEREAS, the Loan Agreement has been amended as of even date hereof pursuant to that certain Waiver and First Amendment to Loan Agreement (the “Waiver and First Amendment”) by and among Verilink, Larscom and Bank;

     WHEREAS, pursuant to the Waiver and First Amendment, Bank has reduced the Committed Revolving Line from $5,000,000 to $3,500,000; and

     WHEREAS, Borrower and Bank have agreed to modify the Note to set forth herein and effectuate hereby their agreement in connection with the reduction in the Committed Revolving Line.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank, intending to be mutually bound do hereby agree as follows:

     1. The principal amount of the Note is hereby changed from the original amount of $5,000,000.00 specified in the Note to the principal amount of $3,500,000.00.

     2. Larscom hereby agrees to be bound by the Note as a “Borrower” (as such term is defined therein), and shall be deemed to be a party to, and subject to and bound by, the terms and conditions of the Note.

     3. Except as specifically modified herein, all of the terms, conditions, provisions and obligations as set forth in the Note, as hereby amended, remain unchanged and Borrower hereby adopts, reaffirms and ratifies the Note as modified hereby.

     4. This Modification is not intended to be — nor shall it be deemed or construed to be — a novation or release of any indebtedness of Borrower, or a release of the property securing the Note. Moreover, this Modification shall not be construed as a release of Borrower from any liability under the Note or any other documents evidencing or securing the indebtedness of Borrower to Bank. Borrower hereby expressly acknowledges and affirms Borrower’s liability under the Note, as amended previously and hereby.

     5. Borrower represents and warrants to Bank that Borrower has no defenses or rights of set-off to the payment of the indebtedness evidenced by the Note and Borrower does hereby waive, release and forever abandon any such defenses or rights of set-off existing on the date hereof.

     6. This Modification shall be binding upon and shall inure to the benefit of the heirs, successors, successors-in-title or assigns of the parties hereto.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Borrower and Bank have caused this Modification to be executed under seal by their respective representatives duly authorized thereunto, all as of the date first above written.

VERILINK CORPORATION	Witness:

By: /s/ C. W. Smith	/s/ A. Tucker

Name: C. W. Smith	Print Name: A. Tucker
Title: Vice President and CFO

LARSCOM INCORPORATED

By: /s/ C. W. Smith	Witness:

Name: C. W. Smith	Print Name: A. Tucker
Title: Vice President

RBC CENTURA BANK

By: /s/ Joseph Singer

Name: Joseph Singer
Title: Vice President – Georgia Markets